UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 12, 2010

Ensco International plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)
Registrant's telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

INFORMATION INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	2009 Cash Bonus Awards for Named Executive Officers under the 2005 ENSCO Cash Incentive Plan

The 2009 plan year cash bonus awards, payable to certain of our named executive officers under the ENSCO 2005 Cash Incentive Plan ("ECIP"), were approved by the Executive Compensation Subcommittee (the "Subcommittee") of the Nominating, Governance and Compensation Committee of our Board of Directors on March 12, 2010. The Subcommittee administered the ECIP bonus awards for 2009 by reference to pre-established performance measures and goals. The bonus administration, which was formula-derived based upon achievement of pre-established financial, safety performance and strategic team goals, was processed following an upward adjustment of previously-disclosed target bonus amounts implemented in consideration of competitive data provided by the Subcommittee's compensation consultants.

The cash bonuses so awarded to certain of our named executive officers in respect of the 2009 ECIP plan year were as follows:

Named Executive Officer	Title	Total Award

Daniel W. Rabun	Chairman, President and Chief Executive Officer	$1,165,446
William S. Chadwick, Jr.	Executive Vice President and Chief Operating Officer	547,757
James W. Swent III	Senior Vice President - Chief Financial Officer	330,987

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco International plc

Date: March 17, 2010	/s/ CARY A. MOOMJIAN, JR. Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary